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                                                                      EXHIBIT 11

               STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
                           CHAPARRAL STEEL COMPANY


                                                                    Year Ended May 31,
                                                           ---------------------------------
                                                           1994          1993           1992
                                                           ----          ----           ----
                                                            (In thousands except per share)
AVERAGE SHARES OUTSTANDING:
   For 1994, 1993 and 1992, weighted average shares
      outstanding..................................       29,680         29,675         29,675
                                                         =======        =======         ======



Primary:
   Average shares outstanding......................       29,680         29,675         29,675
   Stock options and other equivalents
      treasury stock method........................           41              -             47
                                                         -------        -------         ------
                          TOTALS                          29,721         29,675         29,722
                                                         =======        =======         ======



Fully diluted:
   Average shares outstanding......................       29,680         29,675         29,675
   Stock options and other equivalents
      treasury stock method........................           49              -             59
                                                         -------        -------         ------
                          TOTALS                          29,729         29,675         29,734
                                                         =======        =======         ======



INCOME APPLICABLE TO COMMON STOCK
   Primary and fully diluted:
      NET INCOME (LOSS)............................      $11,919        $(2,051)        $7,090
         Add:
            Pre-September 1990 contingent
              amortization.........................          233            233            233
                                                         -------        -------         ------

NET INCOME (LOSS) AVAILABLE TO COMMON STOCK........      $12,152        $(1,818)        $7,323
                                                         =======        =======         ======


PRIMARY AND FULLY DILUTED:

NET INCOME (LOSS) PER COMMON SHARE.................      $   .41        $  (.06)        $  .25
                                                         =======        =======         ======